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                                                                   Exhibit 10.32

                   COST REDUCTION PROGRAM FOR uBGA PACKAGING


AGREEMENT:

This Agreement on a Cost Reduction Program ("Program") for uBGA Packaging is made as of August 25, 2000 between Tessera, Inc. ("Tessera"), a Delaware Corporation and Decision Track, LLC ("Decision Track"), a California Limited Liability Corporation and Thomas H. Di Stefano ("Di Stefano"), an individual (Decision Track and Di Stefano are collectively referred to as "Consultants").

OBJECTIVE:

The overall objective of the Program is to provide a Roadmap for cost reduction and performance improvement of the uBGA package. The Program will implement segments of the Roadmap, including technology, intellectual property, demonstration and partners, as mutually agreed by the Parties.

SCOPE:

The scope of the Program includes the individually assembled uBGA package along with the materials, substrates and manufacturing equipment necessary for simplification and cost reduction. The target for cost reduction is to 50% of the total manufacturing cost with the 4.0 process, as demonstrated on a DRAM package. Implementation of the Program is broken down into a number of separate segments that may be implemented to achieve the target cost reduction.

The Scope does not include non-related IC packaging technologies such as wafer level packaging, burn-in and test. No information or rights are to be exchanged between the parties outside of the Scope of the Agreement.

DEMONSTRATION:

The demonstration vehicle for the cost reduction Program is the Rambus 256M RDRAM, or other test chip mutually agreed upon by the Parties in this Agreement. Chip Scale Packages and substrates that are representative of those needed for the current and future memory applications in are to be built and tested.

ROADMAP:

Consultants shall outline a Roadmap for the Cost Reduction Program that is updated from time to time as improvements are made. The Roadmap is to be a guideline in planning specific implementations of the Program. Tessera is under no obligation to implement any of the elements of the Roadmap.


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IMPLEMENTATION:

Consultants will propose specific Implementation Plans for realizing the Roadmap. By mutual agreement between Tessera and Consultants, the plans will be executed. To the extent possible, the Implementation Plans for each element are to be independently executable. Although the exact scope of work and compensation for each are to be determined by mutual agreement, several specific candidates for implementation by Consultants are listed below.

High Performance Substrates

A technology and initial samples of material for two and three metal substrates is to be demonstrated. An initial supplier is to be identified and brought up to a level where it can supply samples for use in assembling (micro)BGA packages.

Encapsulation Process

The complications and associated costs of encapsulation are to be eliminated by reduction or elimination of the cover-lay material, material applicable and material removal.

Die Attach Process

The die attach process, with the associated pad/nubbin process and materials, is to be simplified, eliminating the cost and expense of the spacer structure. Materials and equipment suppliers shall be brought up to support the process.

Turnkey Automation of the Assembly Process

A fully automated process for low cost production shall be demonstrated in a showcase line. An equipment vendor will be recruited to supply automated lines for assembly of (micro)BGA packages to Tessera Licensees. A showcase line is proposed for Malaysia/Singapore, with participation by the respective economic development agencies.

COMMUNICATIONS:

Consultants will meet periodically with designated Tessera employees to provide updates and consulting to Tessera. Communications on specific implementations are to be arranged as part of the overall Program.

Internet connections will be used to speed communications between participants including substrate suppliers, IC assemblers, technology providers and the customers. Implementations are to be documented in reports to Tessera in a form suitable for use in technology transfer and training.



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COMPENSATION:

Compensation to begin the cost reduction Program is a grant of options to Thomas H. Di Stefano for 330,000 shares of Tessera Common Stock at an exercise price of no greater than $3.00 per share and an exercise period of two years from the date of grant.

During the term of the Program, a retainer of $5,000 per month will be paid to Consultants for basic consulting on cost reduction and the roadmap of improvements. Tessera shall reimburse pre-approved expenses incurred for travel and other consulting.

Deliverables and compensation for each of the Implementations is to be mutually agreed upon, after specifics of the each Implementation Plan are set. Neither Tessera nor Consultants have an obligation to proceed with any of the Implementation Plans. Correspondingly, no intellectual property to be developed in each Implementation Plan shall be transferred between the Parties until the corresponding Implementation Plan is accepted.

INTELLECTUAL PROPERTY:

Intellectual Property shall not be transferred by Consultants to Tessera except as agreed upon by the Parties for each specific Implementation Plan. Consultants shall grant Tessera a permanent, exclusive, sub-licensable, paid up, royalty free worldwide license to the patents and technology developed within each of the agreed upon Implementation Plans ("Program Inventions") to make, have made, use and sell products; alternatively Consultants may assign all right, title and interest in Program Inventions to Tessera.

PERSONNEL:

Work done to carry out the Implementation Plans shall be done by Consultants and their employees, and the results communicated to a designated contact person at Tessera.

CONFIDENTIALITY:

All Confidential Information associated with the Cost Reduction Program is to be protected by a standard non-disclosure agreement between the Parties. Confidential Information shall be limited to that which lies within the Scope of this Agreement. Each party shall protect the Confidential Information with at least the same diligence used in its other areas of business.

TERMS:

The Term of the Program is for a maximum of one year from the effective date of this Agreement. The Program can be terminated at the discretion of either party by a written notice delivered thirty days before termination. Non-disclosure and Intellectual Property rights survive termination.

GENERAL:

The relationship of Consultants to Tessera will be that of independent contractors. This Agreement is the entire agreement of the Parties with respect to the subject matter hereof, and supersedes any prior agreements,

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               whether verbal or written, whether express or implied,
               concerning this subject.

AGREED:        Tessera, Inc.                      Thomas Di Stefano

               By: /s/ [Signature Illegible]      By: /s/ THOMAS DI STEFANO
                  ----------------------------       ---------------------------

               Its: CEO
                   ---------------------------
               Date: August 28, 2000              Date: August 25, 2000
                    --------------------------         -------------------------
               Decision Track, LLC

               By: /s/ THOMAS DI STEFANO
                  ----------------------------
               Its: President
                   ---------------------------
               Date: August 25, 2000
                    --------------------------
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TESSERA CONFIDENTIAL

                               FIRST AMENDMENT TO
                      AGREEMENT ON COST REDUCTION PROGRAM

        This First Amendment to the Agreement on Cost Reduction ("First Amendment") is entered into as of August 30, 2000 ("First Amendment Effective Date") between Tessera, Inc., Decision Track, LLC ("Decision Track"), and Thomas H. Di Stefano ("Di Stefano"), and amends the Agreement on Cost Reduction ("Cost Reduction Agreement") entered into by and between the parties having an Effective Date of August 25, 2000.

        WHEREAS, the parties desire to change the terms under which they provide services and support to each other under the Technology Agreement; and

        WHEREAS, the parties desire to amend the Cost Reduction Agreement to incorporate such changes.

        1. Compensation, is amended by replacing the first sentence with the following sentence:

                Compensation to begin the cost reduction Program is a grant of options to Thomas H. Di Stefano for 330,000 shares of Tessera Common Stock and to Anthony Faraci for 30,000 shares of Tessera Common Stock both at an exercise price of no greater than $3.00 per share and an exercise period of two years from the date of grant.

        Except as modified by this First Amendment, the remaining terms and conditions of the Cost Reduction Agreement are unchanged and apply with equal force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment by their duly authorized representatives as of the date first above written.

TESSERA, INC.                           THOMAS DI STEFANO

By: /s/ [Signature Illegible]           By: /s/ THOMAS DI STEFANO
   -----------------------------           -----------------------------

Its: CFO

Date: Sept 7, 2000                      Date: September 3, 2000

DECISION TRACK, LLC

By: /s/ THOMAS DI STEFANO

Its: President

Date: September 3, 2000


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